UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2016

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Spread Acquisition and MSR Servicing Agreement

On January 22, 2016, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings (“PMH”), entered into a Master Spread Acquisition and MSR Servicing Agreement (the “Spread Acquisition Agreement”) by and between PMC, as seller, and PMH, as purchaser. Pursuant to the Spread Acquisition Agreement, PMH may acquire from PMC, from time to time, the right to receive certain excess servicing spread arising from mortgage servicing rights (“MSRs”) owned or acquired by PMC, in which case PMC generally would be required to service or oversee the subservicing of the related mortgage loans for the applicable agency or investor.  PMH currently intends to use the Spread Acquisition Agreement for the limited purpose of acquiring from PMC excess servicing spread relating to Fannie Mae MSRs owned or acquired by PMC.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PMC and PMH, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party.  As a condition to its acquisition of the excess servicing spread, PMH is also required to subordinate its rights to the excess servicing spread and its rights under the Spread Acquisition Agreement to the rights and interests of Fannie Mae in the MSRs as a whole, inclusive of the acquired excess servicing spread.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto.  The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

Amended and Restated Loan and Security Agreement

On January 22, 2016, the Company, through PMC and PMH, also entered into an Amended and Restated Loan and Security Agreement, by and among PMC and PMH, as borrowers, the Company, as guarantor, and Barclays Bank PLC (“Barclays”), as lender (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, PMC and PMH may finance certain MSRs and the related excess servicing spread pertaining to mortgage loans pooled into Fannie Mae securities, in an aggregate loan amount not to exceed $200 million. The obligations of PMC and PMH are joint and several, and they are fully guaranteed by the Company. The mortgage loans relating to the MSRs are subserviced by PennyMac Loan Services, LLC, a controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI).

The Loan Agreement amends and restates that certain loan and security agreement originally entered into by and among PMC, Barclays and the Company on September 14, 2015. The primary purpose of this amendment and restatement is to allow PMC the ability to sell excess servicing spread to PMH pursuant to the Spread Agreement and to permit PMH to finance such excess servicing spread under the Loan Agreement along with the related MSRs financed by PMC. The pledges of the MSRs and excess servicing spread and the related security interests are subject to a separate amended and restated acknowledgement agreement by and among Barclays, PMC, PMH, and Fannie Mae, pursuant to which Barclays, PMC and PMH acknowledge and reaffirm that such security interests are subordinated to all rights, powers and prerogatives of Fannie Mae under its various agreements with PMC. All other terms and conditions of the original loan and security agreement and the related guaranty remain the same in all material respects. Other material terms of the original loan and security agreement and the related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on September 18, 2015.

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The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, dated as of January 22, 2016, by and between PennyMac Corp. and PennyMac Holdings, LLC
10.2	Amended and Restated Loan and Security Agreement, dated as of January 22, 2016, by and among PennyMac Corp., PennyMac Holdings, LLC, PennyMac Mortgage Investment Trust and Barclays Bank PLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: January 28, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, dated as of January 22, 2016, by and between PennyMac Corp. and PennyMac Holdings, LLC
10.2	Amended and Restated Loan and Security Agreement, dated as of January 22, 2016, by and among PennyMac Corp., PennyMac Holdings, LLC, PennyMac Mortgage Investment Trust and Barclays Bank PLC

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